INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-39208 and 33-58372 on Form S-8 of our report dated June 22, 1994 appearing in this Annual Report on Form 11-K of The Savings Plan for Employees of Arizona Public Service Company and The Savings Plan for Union Employees of Arizona Public Service Company for the year ended December 31, 1993.





Deloitte & Touche
June 24, 1994
Phoenix, Arizona

                              EXHIBIT 23.1